EXHIBIT 10.1
                                Salvani Settlement Agreement



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                         AMENDED AND RESTATED SETTLEMENT AGREEMENT

      This Amended and Restated Settlement Agreement ("Agreement") is entered into on this 10th day of March, 2000, by and between Divot Golf Corporation ("Divot") a Delaware corporation, and Joseph Salvani, ("Claimant"), a resident of the State of New York.

RECITALS

I. WHEREAS, Claimant has a contractual claim or claims against Divot for damages stemming from the failure of the Divot Board of Directors to timely issue common shares of Divot for which the Claimant had paid (the "Claim");

II. WHEREAS, this Agreement is intended to supersede and render void all previous discussions and agreements concerning the settlement of the Claim;

III. WHEREAS, Divot is willing to issue to Claimant six million (6,000,000) shares of Divot common stock, which the parties agree is in excess of the amount of shares to which Claimant was originally entitled in settlement of the Claim, and Claimant is willing to accept such common stock in consideration for a complete discharge of Divot of any liability associated with the Claim, all in accordance with the terms and conditions of this Agreement.

      NOW THEREFORE, in consideration of the mutual covenants of the parties as set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1. Issuance of Shares: As soon as practicable following the execution of this Agreement, Divot shall cause 6,000,000 shares of its common stock, .001 par value, to be issued to Claimant in settlement of the Claim (the "Settlement Shares"), which represent the shares to which Claimant was entitled to receive. When so issued, the Settlement Shares shall be fully paid and non-assessable, and shall be represented by a certificate or certificates in a form standardized by Divot for representation of its shares.

2. Acceptance of Shares and Release: Claimant shall accept the Settlement Shares in full and complete satisfaction of any amounts collectible by Claimant under the Claim, and in full settlement of any additional claim Claimant may have against Divot as of the date of this Agreement, even though such additional claim may be unanticipated, unexpected, and unknown. In consideration of the issuance of the Settlement
      Shares,   Claimant  shall  release  and  forever   discharge  Divot,  its
      successors, officers, administrators, and assigns, from and against any and all claims, charges, complaints, demands, actions or causes of action of any kind in any forum, which Claimant may have against Divot as of the date of this Agreement.

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3.    Entire  Agreement:  This  Agreement  constitutes  the  entire  agreement between the parties hereto, and supersedes and renders void all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject
      matter  hereof.   There  are  no  other   understandings,  statements,
      promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto..

4. No Admission of Liability: The parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by any party or its heirs, executors, administrators, attorneys, successors, agents, or assigns.

5. Confidentiality: Neither the parties to this Agreement nor their attorneys shall disclose or publicize, either to the media, the courts, or any other third party, informally or in any way, the terms of the settlement set forth herein, unless required by this Agreement or otherwise by law.

6. Disclaimer: Each party has: (i) carefully read this Settlement Agreement and Release, together with the exhibits attached hereto; (ii) has discussed its legal effects with their respective attorneys; (iii) fully understands the contents hereof; and (iv) executes the same of their own free will and accord without duress, coercion, or undue influence. Each party agrees that this Agreement shall be binding upon their respective successors, heirs, personal representatives, and assigns.

7. Binding Agreement: This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors, and assigns. It shall be construed and enforced in accordance with the laws of the State of New York.

8. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

9. Titles and Captions: All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions. The recital clauses set forth in this Agreement are hereby incorporated into and are made a part of this Agreement.

10. Amendments: No supplement, modification, or amendment of any term, provision, or condition of this Agreement shall be binding or enforceable unless executed in writing by the party against whom enforcement is sought as to such supplementary or modified or amended term or condition.

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11.   Waiver: No waiver of any term, provision,  or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

12. Further Documents: Each party hereto further agrees to execute such documents and take such other steps as may be necessary to accomplish the purposes herein.


      IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.

DIVOT GOLF CORPORATION              CLAIMANT (Joseph Salvani)


By:   ___________________________         By_______________________

Name:   Joseph R. Cellura

Title:   Chairman and C.E.O.






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